UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

NexMed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey	08520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2008, NexMed, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (the “Purchasers”). Pursuant to the Agreement, the Company issued to the Purchasers 7% convertible notes (the “Notes”) due December 31, 2011 (the “Due Date”) in the aggregate principal amount of $5.75 million. In connection therewith, NexMed (U.S.A.), Inc. (the “Subsidiary”), a wholly owned subsidiary of the Company, entered into a Mortgage, Security Agreement and Assignment of Leases and Rents (the “Mortgage”) and a Subsidiary Guaranty (the “Guaranty”), both dated June 30, 2008, pursuant to which the Purchasers have been granted a security interest in the two East Windsor, New Jersey properties (the “Properties”) owned by the Subsidiary.

The Notes are convertible into shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share, with $4.75 million convertible at $2 per share on or before the Due Date and $1 million convertible at $1.75 per share on or before December 31, 2008. The Notes have a coupon rate of 7% per annum, which is payable at the Company’s option in cash or, with certain exceptions, in shares of Common Stock at the lesser of $0.08 less than, or a price of 95% of, a five-day weighted average of the market price of the Common Stock prior to the time of payment.

The Company and the Purchasers also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale by the Purchasers the shares of Common Stock that are issuable upon conversion of the Notes and/or received by Purchasers as payment of the coupon on the Notes. The Company used approximately $3.06 million of the proceeds from this transaction to repay all of its obligations under a Purchase Agreement between the Company and Twin Rivers Associates LLC, dated October 26, 2007, which was secured by a mortgage on the Properties and such mortgage was released upon repayment.

The description of the transaction contained herein is subject to the terms and conditions set forth in the Agreement, the Notes, the Registration Rights Agreement, the Mortgage and the Guaranty, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and the full text of which are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Form of Purchase Agreement*

10.2 Form of Note

10.3 Form of Registration Rights Agreement

10.4 Form of Mortgage, Security Agreement and Assignment of Leases and Rents

10.5 Form of Subsidiary Guaranty

* The schedules to the Purchase Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of such schedules to the Securities and Exchange Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and
Chief Financial Officer
Date: July 2, 2008